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EXHIBIT 99.1

Magna Entertainment Corp. 337 Magna Drive Aurora, Ontario, Canada L4G 7K1

PRESS RELEASE
MAGNA ENTERTAINMENT CORP. ANNOUNCES
AMENDMENTS TO TWO FINANCING AGREEMENTS

December 22, 2006, Aurora, Ontario, Canada...... Magna Entertainment Corp. ("MEC") (NASDAQ: MECA; TSX: MEC.A) today announced that it has amended two financing agreements.

Gulfstream Park Racing Association, Inc., owner and operator of Gulfstream Park, has agreed to amend its existing project financing facility with MID Islandi, sf. by adding a new tranche of up to $21.5 million (plus lender costs and capitalized interest) to fund the design and construction of phase two of the slots facility located on the first floor of the existing Gulfstream Park clubhouse building, as well as related capital expenditures and start-up costs, including the acquisition and installation of 700 slot machines.

"We are delighted to be able to build on the momentum created by the opening of our slots facility with 516 slot machines in November," said Gulfstream Park President and General Manager, Paul Micucci. "By making an additional 700 slot machines available to Gulfstream's customers in early 2007, we feel that we will continue the progress we have made toward our goal of becoming the premier entertainment facility in South Florida."

Consideration of the amended construction agreement by MEC was supervised by the Special Committee of MEC's board of directors consisting of Jerry D. Campbell (Chairman), Louis E. Lataif and William J. Menear.

MEC also announced that it has amended its senior secured credit facility to extend the maturity date to March 31, 2007, to make an additional $15.0 million available, and to revise certain financial performance covenants. With the additional amount available, the aggregate commitment under the credit facility is now $40.0 million.

MEC, North America's number one owner and operator of horse racetracks, based on revenues, acquires, develops and operates horse racetracks and related casino and pari-mutuel wagering operations, including off-track betting facilities. Additionally, MEC owns and operates XpressBet®, a national Internet and telephone account wagering systems, and Horse Racing TV™, a 24-hour horse racing television network.

This press release contains "forward-looking statements" within the meaning of applicable securities legislation, including the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These forward-looking statements may include, among others, statements regarding the expansion of the Gulfstream Park slots facility and the expected maturity of the senior secured credit facility.

Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or the times at or by which such performance or results will be achieved. Undue reliance should not be placed on such statements. Forward-looking statements are based on information available at the time and/or management's good faith assumptions and analyses made in the light of our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company's control, that could cause actual events or results to differ materially from such forward-looking statements. Other potential risks and uncertainties relating to MEC and its business are described in MEC's filings with the Securities and Exchange Commission, specifically the last reports on Forms 10-K and 10-Q.

Forward-looking statements speak only as of the date the statements were made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

For more information contact:
Blake Tohana
Executive Vice-President and Chief Financial Officer
Magna Entertainment Corp.
337 Magna Drive, Aurora, ON L4G 7K1
Telephone: 905-726-7493
www.magnaent.com

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PRESS RELEASE MAGNA ENTERTAINMENT CORP. ANNOUNCES AMENDMENTS TO TWO FINANCING AGREEMENTS